Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter and Fiscal Year 2015

Bedford, Mass. — August 13, 2015 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year ended June 30, 2015.

“AspenTech reported solid fourth quarter results that exceeded our expectations from both a revenue and profitability perspective,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.  “Our ability to deliver double-digit annual spend growth against the backdrop of an increasingly challenging macro environment reflects the strength of AspenTech’s model and the mission critical nature of our solutions.”

Pietri added, “Our strong balance sheet and significant free cash flow, driven in part by our expense discipline, enabled us to repurchase approximately 7.7 million shares of common stock during fiscal 2015. As we enter fiscal 2016, we will continue to focus on driving increased usage across the aspenONE suite in order to deliver continued top and bottom line growth and shareholder value.”

Fourth Quarter and Fiscal Year 2015 Business Highlights

•                 The license portion of total contract value was $2.07 billion at the end of fiscal 2015, which increased 2.2% from March 31, 2015 and 11.8% compared to the end of fiscal 2014.

•                 Total contract value, including the value of bundled maintenance, was $2.46 billion at the end of fiscal 2015, which increased 2.2% from March 31, 2015 and 12.3% compared to the end of fiscal 2014.

•                 Annual spend, which the company defines as the annualized value of all term license and term maintenance contracts at the end of the quarter, was $419 million at the end of fiscal 2015, an increase of 1.9% from March 31, 2015 and 10.5% from the end of fiscal 2014.

•                 GAAP operating margin was 41.1%, compared to 36.8% in the fourth quarter of fiscal 2014.  Non-GAAP operating margin was 44.2%, compared to 39.9% in the fourth quarter of fiscal 2014.

•                 We repurchased nearly 1.8 million shares of our common stock for $73.6 million in the fourth quarter of fiscal 2015.

Summary of Fourth Quarter Fiscal Year 2015 Financial Results

AspenTech’s total revenue of $114.2 million increased 12.5% from $101.5 million in the fourth quarter of the prior year.

•                  Subscription and software revenue was $105.6 million in the fourth quarter of fiscal 2015, an increase from $91.6 million in the fourth quarter of fiscal 2014.

•                  Services and other revenue was $8.5 million in the fourth quarter of fiscal 2015, a decrease from $10.0 million in the fourth quarter of fiscal 2014.

For the quarter ended June 30, 2015, AspenTech reported income from operations of $46.9 million, compared to income from operations of $37.4 million for the quarter ended June 30, 2014.

Net income was $30.8 million for the quarter ended June 30, 2015, leading to net income per share of $0.36, compared to net income per share of $0.29 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges, amortization of intangibles associated with acquisitions and non-capitalized acquired technology, was $50.5 million for the fourth quarter of fiscal 2015, compared to a non-GAAP income from operations of $40.5 million in the same period last fiscal year.  Non-GAAP net income was $33.1 million, or $0.39 per share, for the fourth quarter of fiscal 2015, compared to non-GAAP net income of $28.7 million, or $0.31 per share, in the same period last fiscal year.

AspenTech had cash and marketable securities of $218.5 million at June 30, 2015, compared to $225.0 million at the end of the prior quarter after using $74.4 million in cash to repurchase shares of common stock.  During the fourth quarter, the company generated $53.6 million in cash flow from operations.  On a non-GAAP basis, cash flow from operations was $68.7 million and free cash flow was $67.0 million after taking into consideration $1.8 million in capital expenditures and capitalized software.  Both non-GAAP figures include $15.2 million of excess tax benefits from stock-based compensation.

Summary of Fiscal Year 2015 Financial Results

AspenTech’s total revenue of $440.4 million increased 12.5% from $391.5 million for fiscal year 2014.

•                  Subscription and software revenue was $405.6 million, an increase from $350.5 million for fiscal year 2014.

•                  Services and other revenue was $34.8 million, compared to $41.0 million for fiscal year 2014.

For the fiscal year ended June 30, 2015, AspenTech reported income from operations of $179.8 million, an improvement from income from operations of $129.7 million for fiscal year 2014.

Net income was $118.4 million for the fiscal year ended June 30, 2015, leading to net income per share of $1.33, compared to net income per share of $0.92 for fiscal year 2014.

Non-GAAP income from operations was $198.4 million for fiscal year 2015, an improvement compared to non-GAAP income from operations of $149.5 million for fiscal year 2014.  Non-GAAP net income was $130.3 million, or $1.46 per share, for fiscal year 2015, an improvement compared to non-GAAP net income of $98.5 million, or $1.05 per share, for fiscal year 2014.

For the fiscal year ended June 30, 2015, the company generated $192.0 million in cash flow from operations, $231.6 million in non-GAAP cash flow from operations and $223.6 million in free cash flow.  Both non-GAAP figures include the $2.6 million cash payment associated with the purchase of non-capitalized acquired technology and include $37.0 million of excess tax benefits from stock-based compensation.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 13, 2015, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the fourth quarter and fiscal year 2015 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126 or (706) 634-5625, conference ID code 90931889. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 90931889, through September 13, 2015.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing - for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

Forward-Looking Statements

The third paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation:  AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2015 Aspen Technology, Inc.  AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS*

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	(Unaudited)		(Audited)
	2015	2014	2015	2014
Revenue:
Subscription and software	$105,638	$91,570	$405,640	$350,486
Services and other	8,548	9,962	34,761	40,967
Total revenue	114,186	101,532	440,401	391,453
Cost of revenue:
Subscription and software	5,352	5,167	21,165	20,141
Services and other	7,269	7,712	28,411	32,547
Total cost of revenue	12,621	12,879	49,576	52,688
Gross profit	101,565	88,653	390,825	338,765
Operating expenses:
Selling and marketing	25,137	23,451	92,736	94,827
Research and development	17,036	15,769	69,584	68,410
General and administrative	12,486	12,072	48,713	45,804
Total operating expenses	54,659	51,292	211,033	209,041
Income from operations	46,906	37,361	179,792	129,724
Interest income	98	155	487	1,124
Interest expense	(22)	(5)	(30)	(37)
Other income (expense), net	(1,132)	(471)	(778)	(2,278)
Income before provision for income taxes	45,850	37,040	179,471	128,533
Provision for income taxes	15,044	10,362	61,064	42,750
Net income	$30,806	$26,678	$118,407	$85,783
Net income per common share:
Basic	$0.36	$0.29	$1.34	$0.93
Diluted	$0.36	$0.29	$1.33	$0.92
Weighted average shares outstanding:
Basic	85,056	91,916	88,398	92,648
Diluted	85,585	92,710	89,016	93,665

(*)- Certain items in prior period Consolidated Statements of Operations have been reclassified to conform to the current period presentation.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Audited in thousands, except share data)

	June 30,	June 30,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$156,249	$199,526
Short-term marketable securities	59,197	67,619
Accounts receivable, net	30,721	38,532
Current portion of installments receivable, net	1,589	640
Unbilled services	1,108	1,656
Prepaid expenses and other current assets	8,055	10,567
Prepaid income taxes	542	605
Current deferred tax assets	6,169	10,537
Total current assets	263,630	329,682
Long-term marketable securities	3,047	31,270
Non-current installments receivable, net	253	811
Property, equipment and leasehold improvements, net	18,039	7,588
Computer software development costs, net	1,026	1,390
Goodwill	17,360	19,276
Non-current deferred tax assets	10,444	12,765
Other non-current assets	1,562	5,190
Total assets	$315,361	$407,972

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,240	$412
Accrued expenses and other current liabilities	38,483	34,984
Income taxes payable	1,775	2,168
Current deferred revenue	250,968	228,940
Total current liabilities	296,466	266,504
Non-current deferred revenue	37,919	45,942
Other non-current liabilities	29,522	11,850
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares as of June 30, 2015 and 2014
Issued and outstanding— none as of June 30, 2015 and 2014	—
Stockholders’ equity (deficit):
Common stock, $0.10 par value— Authorized—210,000,000 shares
Issued— 101,607,520 shares at June 30, 2015 and 101,033,740 shares at June 30, 2014
Outstanding— 84,504,202 shares at June 30, 2015 and 91,661,850 shares at June 30, 2014	10,161	10,103
Additional paid-in capital	641,883	591,324
Accumulated deficit	(145,627)	(264,034)
Accumulated other comprehensive income	6,470	9,372
Treasury stock, at cost—17,103,318 shares of common stock at June 30, 2015 and 9,371,890 shares at June 30, 2014	(561,433)	(263,089)
Total stockholders’ equity (deficit)	(48,546)	83,676
Total liabilities and stockholders’ equity (deficit)	$315,361	$407,972

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS*

(In thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	(Unaudited)		(Audited)
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$30,806	$26,678	$118,407	$85,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,600	1,360	6,216	5,215
Net foreign currency (gains) losses	1,163	490	(1,552)	1,934
Stock-based compensation	3,462	2,954	14,584	14,056
Deferred income taxes	(1,205)	8,769	20,112	34,596
Provision for bad debts	(42)	649	(513)	1,793
Tax benefits from stock-based compensation	15,181	590	37,024	727
Excess tax benefits from stock-based compensation	(15,181)	(590)	(37,024)	(727)
Other non-cash operating activities	218	489	1,619	1,847
Changes in assets and liabilities:	—	—
Accounts receivable	(2,493)	(8,245)	8,028	(3,179)
Unbilled services	41	(366)	526	301
Prepaid expenses, prepaid income taxes, and other assets	(692)	(3,380)	4,070	947
Installments receivable	(1,186)	1,674	(364)	13,607
Accounts payable, accrued expenses, and other liabilities	7,131	2,154	5,933	906
Deferred revenue	14,765	25,016	14,919	42,325
Net cash provided by operating activities	53,568	58,242	191,985	200,131
Cash flows from investing activities:
Purchases of marketable securities	—	(32,814)	(50,065)	(68,356)
Maturities of marketable securities	18,612	26,903	85,535	60,265
Purchases of property, equipment and leasehold improvements	(1,731)	(1,381)	(7,645)	(4,011)
Purchases of technology intangibles	—	—	—	(400)
Capitalized computer software development costs	(44)	(84)	(359)	(685)
Net cash provided by (used in) investing activities	16,837	(7,376)	27,466	(13,187)
Cash flows from financing activities:
Exercises of stock options	2,616	1,235	4,662	8,710
Repurchases of common stock	(74,368)	(32,857)	(297,246)	(121,776)
Payments of tax withholding obligations related to restricted stock	(1,825)	(1,896)	(5,699)	(7,831)
Excess tax benefits from stock-based compensation	15,181	590	37,024	727
Net cash used in financing activities	(58,396)	(32,928)	(261,259)	(120,170)
Effect of exchange rate changes on cash and cash equivalents	278	105	(1,469)	320
Increase (decrease) in cash and cash equivalents	12,287	18,043	(43,277)	67,094
Cash and cash equivalents, beginning of period	143,962	181,483	199,526	132,432
Cash and cash equivalents, end of period	$156,249	$199,526	$156,249	$199,526

Supplemental disclosure of cash flow information:
Income taxes paid, net	$779	$1,440	$3,712	$7,157
Interest paid	30	5	30	37

(*)- Certain items for the three and twelve months ended June 30, 2014 presented in the Consolidated Statements of Cash Flows have been reclassified to conform to the current period presentation.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Total expenses
GAAP total expenses (a)	$67,280	$64,171	$260,609	$261,729
Less:
Stock-based compensation (b)	(3,462)	(2,954)	(14,584)	(14,056)
Non-capitalized acquired technology (e)	—	—	(3,277)	(4,856)
Restructuring charges	—		—	15
Amortization of purchased technology intangibles	(113)	(224)	(748)	(922)
Non-GAAP total expenses	$63,705	$60,993	$242,000	$241,910

Income from operations
GAAP income from operations	$46,906	$37,361	$179,792	$129,724
Plus:
Stock-based compensation (b)	3,462	2,954	14,584	14,056
Non-capitalized acquired technology (e)	—	—	3,277	4,856
Restructuring charges	—	—	—	(15)
Amortization of purchased technology intangibles	113	224	748	922
Non-GAAP income from operations	$50,481	$40,539	$198,401	$149,543

Net income
GAAP net income	$30,806	$26,678	$118,407	$85,783
Plus:
Stock-based compensation (b)	3,462	2,954	14,584	14,056
Non-capitalized acquired technology (e)	—		3,277	4,856
Restructuring charges	—	—	—	(15)
Amortization of purchased technology intangibles	113	224	748	922
Less:
Income tax effect on Non-GAAP items (c)	(1,287)	(1,144)	(6,699)	(7,135)
Non-GAAP net income	$33,094	$28,712	$130,317	$98,467

Diluted income per share
GAAP diluted income per share	$0.36	$0.29	$1.33	$0.92
Plus:
Stock-based compensation (b)	0.04	0.03	0.16	0.15
Non-capitalized acquired technology (e)	—	—	0.04	0.05
Restructuring charges	—	—	—	—
Amortization of purchased technology intangibles	—	—	0.01	0.01
Less:
Income tax effect on Non-GAAP items (c)	(0.02)	(0.01)	(0.08)	(0.08)
Non-GAAP diluted income per share	$0.39	$0.31	$1.46	$1.05

Shares used in computing Non-GAAP diluted income per share	85,585	92,710	89,016	93,665

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows

The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Non-GAAP Cash Flows from Operating Activities and Free Cash Flow
GAAP cash flows from operating activities	$53,568	$58,242	$191,985	$200,131
Plus:
Non-capitalized acquired technology (e)	—	—	2,621	3,856
Excess tax benefits from stock-based compensation (d)	15,181	590	37,024	727
Non-GAAP Cash Flows from Operating Activities	$68,749	$58,832	$231,630	$204,714

Less:
Purchases of property, equipment and leasehold improvements	(1,731)	(1,381)	(7,645)	(4,011)
Capitalized computer software development costs	(44)	(84)	(359)	(685)
Free Cash Flow	$66,974	$57,367	$223,626	$200,018

(a) GAAP total expenses

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Total costs of revenue	$12,621	$12,879	$49,576	$52,688
Total operating expenses	54,659	51,292	211,033	209,041
GAAP total expenses	$67,280	$64,171	$260,609	$261,729

(b) Stock-based compensation expense was as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Cost of services and other	$337	$329	$1,351	$1,239
Selling and marketing	774	627	3,056	3,280
Research and development	958	862	3,881	4,129
General and administrative	1,393	1,136	6,296	5,408
Total stock-based compensation	$3,462	$2,954	$14,584	$14,056

(c) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2015 and 2014 is calculated utilizing the Company’s estimated federal and state tax rate of 36%.

(d) Excess tax benefits from stock-based compensation are included in non-GAAP cash flows from operating activities and free cash flow to be consistent with the treatment of other tax benefits. Refer to the Company’s Form 10-K for the period ended June 30, 2015 for additional details.

(e) During the three months ended March 31, 2015 and 2014, we acquired certain technology for $3.3 million and $4.9 million, respectively, as a part of projects initiated during these periods to develop commercially available products. At the time of these purchases, the projects did not meet the accounting definition of having reached technological feasibility, and, as such, the costs of the acquired technology were expensed during the three and nine months ended March 31, 2015 and 2014.  During the three and nine months ended March 31, 2015 and 2014, we excluded the payments of $2.6 million and $3.9 million for the acquired technology from non-GAAP cash flows from operating activities and free cash flow to be consistent with the treatment of other transactions where acquired assets are capitalized.